PRESS RELEASE

Neoware Reports Fiscal 2005 First Quarter Revenue and Earnings

     KING OF PRUSSIA, Pa., October 25, 2004 – Neoware Systems, Inc. (Nasdaq: NWRE), the leading supplier of software, services and appliances for thin client computing, today reported financial results for its fiscal first quarter ended September 30, 2004.

Financial Highlights:

•	Revenues increased to $16,303,000 from $15,013,000 in the prior year first quarter, were the second highest in the Company’s history and were a record for a first fiscal quarter.

•	Gross profit was $7,090,000, or 43% of revenue, near the upper end of the Company’s guidance of 40% to 45%, compared to $7,964,000, or 53% of revenue, in the prior year first quarter, the result of higher enterprise sales and the introduction of new products designed to build market share and expand the thin client segment of the PC market. Gross margin was also 43% in the prior sequential quarter.

•	Operating expenses were $5,124,000, compared to $5,143,000 in the prior year first quarter as the Company maintained control of its expenditures.

•	Net income was $1,387,000, or $.09 per diluted share, compared to $1,863,000, or $.12 per diluted share, in the year ago quarter.

Customer Highlights

     Selected customers in the quarter included Abercrombie & Fitch, Autozone, Cole National, Dane County Wisconsin, Kroger, NTL, O’Reilly Automotive, Pearle Vision Centers, Sempra Energy, State of North Carolina, and the U.S. Veterans Administration.

     “We are pleased with the results we’re reporting for our fiscal first quarter,” stated Michael Kantrowitz, Neoware’s Chairman and CEO. “Considering the seasonality in Europe that we typically experience in the first quarter, we believe it is very positive that we delivered the second highest revenue in our Company’s history. We continue to make progress with large enterprise customers, and our alliance with IBM continues to deliver positive results for Neoware.”

     “Our new marketing initiatives are delivering results. We are now more focused in our marketing and selling efforts, and our new products – including the industry’s only $199 thin client from a major provider – are opening new customer opportunities that we did not see before. For example, this quarter we received an 8,000 unit order and delivered 4,000 of our new $199 thin client appliances to a major European cable TV provider. Even more significant, these 8,000 units are replacing personal computers, which demonstrates that our new product and marketing strategies are producing their intended results.”

     “We are pleased to report that we completed the acquisition of Visara’s thin client product line during this quarter. This acquisition provides us with new technology that we can use to build additional sales with IBM enterprise customers. Importantly, Neoware once again delivered a solidly profitable quarter, demonstrating the strength of our software-focused operating model.”

      “Neoware’s products are more secure, reliable, affordable and manageable than personal computers, and they eliminate the obsolescence built into traditional PCs. With exciting new products, new marketing strategies, proprietary technologies, and ample financial and human resources to accomplish our goals, we are confident that we have the resources to grow our business profitably in the coming year,” Mr. Kantrowitz concluded.

UPCOMING INVESTOR EVENTS

     Neoware plans to participate in the following investor events. Note that dates are subject to change – please confirm via the Company’s web site closer to the event date.

     AEA Classic
     San Diego, CA
     November 9-10, 2004

     Neoware Annual Meeting
     King of Prussia, PA
     December 1, 2004

CONFERENCE CALL INFORMATION

     In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on October 25, 2004. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call. A copy of this press release announcing the Company’s earnings and other financial and statistical information about the periods to be presented in the conference call will be available on the Company’s website at www.neoware.com.

     The call will also be accessible by dialing 800.894.5910 for domestic calls and +785.424.1052 for international calls. The conference ID will be 509420. A replay of the call will be available through November 2, 2004 by dialing 800.934.2730 domestically and +402.220.1141 internationally.

About Neoware

     Neoware’s software, services, and thin client appliances make computing more secure, manageable, reliable and affordable by enabling global enterprises to fully leverage server-based computing. By incorporating open, standards-based technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware provides enterprises with increased flexibility and choice, as well as lower up-front and total costs.

     Neoware’s software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows® and the web. Neoware’s thin client appliances enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one fourth the price of today’s typical business PC.

     Neoware’s products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our alliance with IBM and an increase in sales to IBM’s customers with the use of the Visara technology; our new product and marketing initiatives; our proactive marketing and sales efforts; our new products providing new customer opportunities; our proprietary technologies and financial and human resources; and the profitable growth of our business in the coming year. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our ability to achieve our expectations for the coming year; the timing and receipt of future order;, our timely development and customers’ acceptance of our products, including our new products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; increased competition; our continued ability to sell our products through IBM to its customers; our ability to attract and retain qualified personnel; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2004.

Neoware, ThinPC, and TeemTalk are trademarks of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

NEOWARE SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	(Unaudited)
ASSETS	September 30, 2004	June 30, 2004

Current assets:
Cash and cash equivalents	$12,473	$17,119
Short-term investments	38,709	38,177
Accounts receivable, net	10,814	10,580
Inventories	1,708	795
Prepaid expenses and other	1,522	1,628
Deferred income taxes	643	643

Total current assets	65,869	68,942

Property and equipment, net	464	509
Goodwill	21,202	17,466
Intangibles, net	3,267	3,545
Deferred income taxes	145	145

	$90,947	$90,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,050	$5,685
Accrued compensation and benefits	1,237	1,534
Other accrued expenses	1,475	1,071
Income taxes payable	1,293	854
Deferred revenue	656	739

Total current liabilities	8,711	9,883

Deferred revenue	266	235

Total liabilities	8,977	10,118

Stockholders’ equity:
Preferred stock	—	—
Common stock	16	16
Additional paid-in capital	71,807	71,718
Treasury stock, 100,000 shares at cost	(100)	(100)
Accumulated other comprehensive income	941	936
Retained earnings	9,306	7,919

Total stockholders’ equity	81,970	80,489

	$90,947	$90,607

Back to Contents

NEOWARE SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited) Three Months Ended September 30,

	2004	2003

Net revenues	$16,303	$15,013
Cost of revenues	9,213	7,049

Gross profit	7,090	7,964

Sales and marketing	3,102	2,965
Research and development	664	721
General and administrative	1,358	1,457

Operating expenses	5,124	5,143

Operating income	1,966	2,821

Foreign exchange loss	(23)	—
Interest income, net	159	83

Income before income taxes	2,102	2,904
Income taxes	715	1,041

Net income	$1,387	$1,863

Earnings per share:
Basic	$0.09	$0.12

Diluted	$0.09	$0.12

Weighted average number of common shares outstanding:
Basic	15,799	15,445

Diluted	16,106	16,200

Back to Contents

NEOWARE SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	(Unaudited) Three Months Ended September 30,

	2004	2003

Cash flows from operating activities:
Net income	$1,387	$1,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	64	72
Amortization of intangibles	271	187
Stock option benefit on deferred income taxes	20	—
Changes in operating assets and liabilities, net of effect from acquisition:
Accounts receivable	(233)	1,397
Inventories	(913)	(790)
Prepaid expenses and other	107	46
Accounts payable	(1,636)	(2,263)
Accrued compensation and benefits	(297)	(292)
Other accrued expenses	407	216
Income taxes payable	439	735
Deferred revenue	(52)	139

Net cash (used in) provided by operating activities	(436)	1,310

Cash flows from investing activities:
Purchase of the Visara product line	(3,774)	—
Purchase of the TeemTalk software business	—	(9,963)
Purchases of short-term investments	(17,900)	(16,209)
Sales of short-term investments	17,368	982
Purchase of intangible assets	—	(125)
Purchases of property and equipment	(19)	(80)

Net cash used in investing activities	(4,325)	(25,395)

Cash flows from financing activities:
Repayments of capital leases	(3)	(2)
Proceeds from issuance of common stock, net of expenses	—	24,609
Exercise of stock options and warrants	69	737

Net cash provided by financing activities	66	25,344

Effect of foreign exchange rate changes on cash	49	13

Increase (decrease) in cash and cash equivalents	(4,646)	1,272
Cash and cash equivalents, beginning of period	17,119	26,014

Cash and cash equivalents, end of period	$12,473	$27,286

Supplemental disclosures:
Cash paid for income taxes	$31	$264
Cash paid for interest	2	4